As filed with the Securities and Exchange Commission on May 13, 2022

Registration No. 333-130339

Registration No. 333-152004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-130339

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-152004

UNDER THE SECURITIES ACT OF 1933

AGNICO EAGLE MINES LIMITED

(Exact name of registrant as specified in its charter)

Ontario, Canada (State or other jurisdiction of incorporation or organization)	98-0357066 (I.R.S. Employer Identification No.)

145 King Street East, Suite 400 Toronto, Ontario, Canada M5C 2Y7 (416) 947-1212 (Address, Including Zip Code, of Principal Executive Offices)

AGNICO EAGLE MINES LIMITED

AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

and

AGNICO EAGLE MINES LIMITED

AMENDED AND RESTATED INCENTIVE SHARE PURCHASE PLAN

(Full title of plan)

Jeffrey Nadler, Esq.

Davies Ward Phillips & Vineberg LLP

900 Third Avenue, 24th Floor

New York, NY 10022

(212) 588-5505

(Name, address and telephone number, including area code of agent for service)

with copies to:

Ammar Al-Joundi Agnico Eagle Mines Limited 145 King Street East, Suite 400 Toronto, ON, Canada M5C 2Y7 (416) 947-1212

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On December 15, 2005, Agnico Eagle Mines Limited (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Commission No. 333-130339) (the “Initial Registration Statement”) registering the offer and sale of (i) 6,877,775 shares of common stock, no par value (the “Common Shares”) of the Registrant that may be issued under the Agnico Eagle Mines Limited Amended and Restated Employee Stock Option Plan (the “Stock Option Plan”) and (ii) 1,153,260 Common Shares that may be issued under the Agnico Eagle Mines Limited Amended and Restated Incentive Share Purchase Plan (the “Share Purchase Plan”). On June 27, 2008, the Registrant filed with the Commission a Registration Statement on Form S-8 (Commission No. 333-152004) (the “Subsequent Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) registering the offer and sale of (i) additional 6,000,000 Common Shares that may be issued under the Stock Option Plan and (ii) 2,500,000 Common Shares that may be issued under the Share Purchase Plan. On August 19, 2008, the Registrant filed with the Commission a Post-Effective Amendment No. 1 to the Subsequent Registration Statement solely to add exhibits 4.1 and 4.2 to the Subsequent Registration Statement. On April 30, 2021, the Registrant filed with the Commission a Post-Effective Amendment No. 1 to the Initial Registration Statement and a Post-Effective Amendment No. 2 to the Subsequent Registration Statement for the purpose of updating exhibit 99.1 to the Initial Registration Statement (as amended) and exhibit 4.1 to the Subsequent Registration Statement (as amended), in each case to reflect an amendment to the Stock Option Plan.

On March 10, 2022, the board of directors of the Registrant approved the amendment of the Share Purchase Plan to increase the number of Common Shares reserved for issuance by the Registrant under the Share Purchase Plan by 1,500,000 Common Shares, so that the maximum number of Common Shares reserved for issuance by the Registrant under the Share Purchase Plan is 9,600,000 Common Shares, of which 1,743,299 Common Shares remain available for issuance by the Registrant as of the filing date of this post-effective amendment to the Registration Statements (this “Amendment”). The Share Purchase Plan, as so amended and restated (the “Amended Share Purchase Plan”), was approved by the shareholders of the Registrant at the Registrant’s annual and special meeting of shareholders held on April 29, 2022. This Amendment is being filed by the Registrant for the purpose of updating exhibit 99.2 to the Initial Registration Statement (as amended) and exhibit 4.2 to the Subsequent Registration Statement (as amended), in each case to reflect the Amended Share Purchase Plan attached to this Amendment as exhibit 4.2. The Registrant is not registering additional Common Shares under this Amendment.

Item 8. Exhibits.

Exhibit	Description
4.2	Agnico Eagle Mines Limited Amended and Restated Incentive Share Purchase Plan (filed herewith)

5.1	Opinion of Davies Ward Phillips & Vineberg LLP, Toronto, Ontario (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Davies Ward Phillips & Vineberg LLP, Toronto, Ontario (included with Exhibit 5.1)

24.1*	Power of Attorney (Registration No. 333-130339)

24.2*	Power of Attorney (Registration No. 333-152004)

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on May 13, 2022.

AGNICO EAGLE MINES LIMITED

By:	/s/ Ammar Al-Joundi
Name:	Ammar Al-Joundi
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment has been signed by the following persons in their respective capacities indicated below.

Name	Title	Date

/s/ Ammar Al-Joundi	President and Chief Executive Officer, Director	May 13, 2022
Ammar Al-Joundi	(Principal Executive Officer)

/s/ David Smith	Executive Vice-President, Finance, and Chief Financial Officer	May 13, 2022
David Smith	(Principal Financial Officer and Accounting Officer)

/s/ Sean Boyd	Executive Chair	May 13, 2022
Sean Boyd

*	Director	May 13, 2022
Leona Aglukkaq

*	Director	May 13, 2022
Martine A. Celej

*	Director	May 13, 2022
Robert J. Gemmell

	Director	May 13, 2022
Jonathan Gill

	Director	May 13, 2022
Peter Grosskopf

	Director	May 13, 2022
Elizabeth Lewis-Gray

*	Director	May 13, 2022
Deborah McCombe

	Director	May 13, 2022
Jeffrey Parr

*	Director	May 13, 2022
J. Merfyn Roberts

*	Director	May 13, 2022
Jamie C. Sokalsky

* By:	/s/ Sean Boyd
Name: Sean Boyd Title: Attorney-in-fact
Date:	May 13, 2022

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment, solely in the capacity of the duly authorized representative of Agnico Eagle Mines Limited in the United States, on this 13th day of May, 2022.

By:	/s/ Gregg Loptien
Name: Gregg Loptien
Title: Exploration Manager USA

EXHIBIT INDEX

Exhibit	Description
4.2	Agnico Eagle Mines Limited Amended and Restated Incentive Share Purchase Plan (filed herewith)

5.1	Opinion of Davies Ward Phillips & Vineberg LLP, Toronto, Ontario (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Davies Ward Phillips & Vineberg LLP, Toronto, Ontario (included with Exhibit 5.1)

24.1*	Power of Attorney (Registration No. 333-130339)

24.2*	Power of Attorney (Registration No. 333-152004)

* Previously filed